Exhibit 32.1

Certifications pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b) and 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

In connection with the Quarterly Report of VADO CORP. (the “Company”) on Form 10-Q for the quarter ended August 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dusan Konc, President and Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 18, 2018 By:	/S/ Dusan Konc
Name: Dusan Konc
Title: President and Chief Executive Officer and Chief Financial Officer